CONE MILLS CORPORATION

                        INCENTIVE STOCK OPTION AGREEMENT


         THIS AGREEMENT, dated as of the 15th day of June, 2001, between Cone Mills Corporation, a North Carolina corporation having its principal office at 3101 N. Elm Street, Greensboro, North Carolina (hereinafter called the "Company"), and, (Name) a key management employee of the Company (hereinafter called the "Option Holder").

                               WITNESSETH:

         WHEREAS, the Board of Directors of the Company has adopted, and the shareholders have approved, the Amended and Restated 1992 Stock Plan, a copy of which is annexed hereto as Exhibit A (hereinafter called the "Plan"); and

         WHEREAS, the Company recognizes the value to it of the services of the Option Holder as a key management employee and is desirous of furnishing him or her with added incentive and inducement to contribute to the success of the Company; and

         WHEREAS, on June 15, 2001, pursuant to the provisions of the Plan, the stock committee ("Committee") appointed by the Board of Directors of the Company
(a) granted to the Option Holder, pursuant to Article II, Section 1 of the Plan, an option in respect of the number of shares as set forth herein, (b) designated the option an Incentive Stock Option, (c) fixed and determined the option price as set forth herein, and (d) approved the form of this Agreement:

         NOW, THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

1. Subject to the Plan, the terms and provisions of which are incorporated herein by reference, the Company hereby grants to the Option
         Holder an Incentive Stock Option to purchase, on the terms and subject to the conditions hereinafter set forth, all or any part of an aggregate of shares of the Common Stock ($0.10 par value) of the Company at the purchase price of $1.11 per share (the "Option"), exercisable in the amounts and at the times set forth in this paragraph 1. Unless sooner terminated as provided in Section 3(f) of
         Article II of the Plan or in this Agreement, the Option shall terminate, and all rights of the Option Holder hereunder shall expire, on June 14, 2011. In no event may the Option be exercised after June 14, 2011.

         The Option may be exercised as follows:

         (a) up to shares (20% of the total shares subject to the Option) at any time after November 8, 2001 and prior to termination of the Option;

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         (b)      up to shares (40% of the total shares subject to
                  the Option), less any shares previously purchased pursuant to the Option, at any time after November 8, 2002 and prior to termination of the Option;
         (c) up to shares (60% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after November 8, 2003 and prior to termination of the Option;
         (d) up to shares (80% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after November 8, 2004 and prior to termination of the Option;
         (e) up to shares (100% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after November 8, 2005 and prior to termination of the Option;

         provided, however, that not less than one hundred shares may be purchased at any one time unless the number purchased is the total number that may be purchased under the Option at that time.

  2. The option or any part thereof may, to the extent that it is exercisable, be exercised in the manner provided in Section 3(c) of
         Article II of the Plan. Payment of the aggregate option price for the number of shares purchased shall be made in the manner provided in
         Section 3(d) Article II of the Plan.

3. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and, except as provided in
         Section 3(f) of Article II of the Plan, may be exercised only while the Option Holder is in the employ of the Company.

4. Except as provided in Section 3(e) and 3(f) of Article II of the Plan with respect to transfers upon the death of the Option Holder, the Option shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option or any right of privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

5. If the Corporation shall be a party to any merger or consolidation in which it is not the surviving corporation or pursuant to which the shareholders of the Corporation exchange their Common Stock, or if the Corporation shall dissolve or liquidate or sell all or substantially all of its assets, all options outstanding under this Agreement shall terminate on the effective date of such merger, consolidation, dissolution, liquidation or sale; provided, however, that the Committee in its discretion, may prior to such effective date, accelerate the time at which any outstanding option may be exercised, may authorize a payment to the Option Holder that approximates the economic benefit that the Option Holder would realize if the option were exercised immediately before such effective date, may authorize a payment in such other amount as it deems appropriate to compensate the Option Holder for the termination of their option, or may arrange for the granting of a substitute option to the Option Holder.

6. The Option Holder acknowledges that, in the event of certain dispositions of shares of Common Stock purchased pursuant to exercise of the Option, the Option Holder may recognize ordinary income for federal and state income tax purposes (generally in an amount equal to the difference between the fair market value of the purchased shares on the date of exercise and the option price therefor) and the Company may be entitled to a corresponding deduction. Consequently, the Option Holder agrees to notify the Company of any disposition of shares purchased pursuant to exercise of the Option that is made within two years from the date of grant of the Option (June 15, 2001), or within one year after the delivery of a stock certificate evidencing such shares and to provide to the Company such information with respect to the disposition as may be reasonably requested by the Company. The Option Holder further agrees that, in the event of a disposition within either of the aforesaid periods, the Option Holder will pay, or make arrangements for payment, to the Company an amount equal to the income and other taxes that the Company may be required to withhold as a result of the Option Holder's disposition and that, unless such payment or arrangement is made, the Company shall be entitled to withhold, from other sums payable to the Option Holder the amount of such income and other taxes.

7. Any notice to be given to the Company shall be addressed to the Secretary of the Company at the location of its principal corporate office.

8. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the provisions of any pension, insurance or other benefit plan or program of the Company as in effect from time to time and for which the Option Holder is eligible.

9. Nothing herein contained shall affect the right of the Company, subject to the terms of any existing contractual arrangement to the contrary, to terminate the Option Holder's employment at any time for any reason whatsoever.

10. This Agreement shall be binding upon and inure to the benefit of the Option Holder, his or her personal representatives, heirs and legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement or in the Plan.

11.      Other terms and conditions:
         Pursuant to Article II, Section 3(d) of the Plan, the Committee has consented to the receipt of shares of Common Stock of the Company as a medium of payment.

                                        CONE MILLS CORPORATION

                                        By /s/John L. Bakane
                                          John L. Bakane
                                          President and Chief Executive Officer